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                                                                       Ex.-23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80789) of Movado Group, Inc. of our report dated March 23, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 30, 2001